Exhibit 99.1

AV Homes Reports Results for Third Quarter 2014

Third Quarter 2014 Highlights - as compared to the prior year quarter (unless otherwise noted)

•	Total revenue increased 148% to $86.6 million

•	Homebuilding revenue increased 123% to $71.1 million

•	Net income increased to $0.7 million, or $0.03 per share

•	Closings increased 91% to 280 units

•	Net new orders increased 156% to $67.1 million on a 160% increase in units

•	Backlog value increased 108% to $120.9 million on 470 units

•	Selling communities increased to 25 from seven and communities with closings increased to 18 from six

Scottsdale, AZ (October 30, 2014) – AV Homes, Inc. (Nasdaq: AVHI) (“AV Homes” or the “Company”), a developer and builder of active adult and primary residential communities in Florida, Arizona and North Carolina, today announced results for its third quarter ended September 30, 2014. AV Homes reported net income attributable to common stockholders of $0.7 million, or $0.03 per share, in the third quarter of 2014, compared to a net loss attributable to common stockholders of $13.8 million, or ($0.86) per share, in the third quarter of 2013. Total revenue for the third quarter of 2014 increased 148% to $86.6 million from $34.9 million in the third quarter of 2013.

Roger A. Cregg, President and Chief Executive Officer, commented, “We had a solid quarter and continue to execute our strategy to improve our business performance, highlighted by an increase of 91% in homes delivered, 156% increase in net new orders on an increase of 160% in units, 123% growth in homebuilding revenue and posting a profit for the third quarter of 2014 compared to a loss in the same period last year. We continued to open new communities, increasing our selling communities by 257%, to 25 and increasing our closing communities by 200%, to 18 compared to last year. In addition, we ended the third quarter of 2014 with a strong financial position and adequate liquidity to take advantage of further market opportunities.”

Mr. Cregg added, “We remain optimistic that our business is positioned to benefit from the improvements and recovering market conditions. We expect to continue to improve our profitability by leveraging our increased community count and operational efficiencies through the strategies we have implemented to transform the business.”

The increase in total revenue for the third quarter of 2014 compared to the prior year period included a 123% increase in homebuilding revenue to $71.1 million. The increase in homebuilding revenue was driven by: (i) volume increases due to a greater number of communities with closings, primarily from the current year acquisition of Royal Oak Homes, (ii) higher absorption at our existing active adult communities, and (iii) higher average unit price per closing. During the third quarter of 2014, the Company closed 280 homes, a 91% increase from the 147 homes closed during the third quarter of 2013, and the average unit price per closing rose 17.1% to $254,000 from $217,000 in the third quarter of 2013. In addition, the Company recorded $12.9 million of land sales and other revenue in the third quarter of 2014, primarily from the sale of excess property in Florida that the Company had classified as held for sale, compared to $0.7 million in the third quarter of 2013.

Homebuilding gross margin, which excludes commissions, was 17.7% in the third quarter of 2014 compared to 19.3% in the third quarter of 2013. The decrease in gross margin was primarily due to the change in the mix of communities with closings year over year.

Homebuilding SG&A expense, which includes commissions, as a percentage of homebuilding revenue improved to 13.2% in the third quarter of 2014 compared to 13.6% in the third quarter of 2013. The decrease was driven by leveraging fixed costs while growing the revenue base, partially offset by additional costs incurred by new communities that are selling homes but not yet generating revenue from closings. Additionally, corporate general and administrative expenses as a percentage of homebuilding revenue improved to 5.6% in the third quarter of 2014 from 12.2% in the same period a year ago. The improvement in the G&A margin continues to demonstrate the cost leverage that the Company is achieving in prudently containing its costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended September 30, 2014 increased 160% to 270 units, compared to 104 units during the same period in 2013. The increase in housing contracts was primarily attributable to the increase in selling communities from seven to 25. The average sales price on contracts signed in the third quarter of 2014 declined 1.2% to $249,000 from $252,000 in the third quarter of 2013. The aggregate dollar value of the contracts signed during the third quarter increased 156% to $67.1 million, compared to $26.2 million during the same period one year ago. The backlog value of homes under contract but not yet closed at September 30, 2014 increased 108% to $120.9 million on 470 units, compared to $58.2 million on 233 units at September 30, 2013.

The Company updated its previously issued outlook for the full year 2014 with the following additional commentary:

•	The Company expects to meet its outlook of approximately 30 selling communities and approximately 25 communities with closings at December 31, 2014.

•	The Company expects to be at the low end of its range of 975 to 1,050 homes closed for the year ending December 31, 2014.

•	The Company expects to slightly exceed its outlook of approximately $250,000 for the average selling price of homes closed during the year ending December 31, 2014.

•

The Company expects to slightly exceed its outlook for land sales revenue of between $26 and $28 million, with an aggregate gain on sales between $7 and $8 million, each for the year ending December 31, 2014.

•	The Company expects to be at the low end of its range for income/loss before taxes for the year ending December 31, 2014 of break-even to a modest loss.

The Company will hold a conference call and webcast on Friday, October 31, 2014 to discuss its third quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on October 31, 2014 at 11:30 a.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 24856685. The replay will be available until November 7, 2014. In order to access the live webcast, please go to the Investors section of AV Homes’ website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida, Arizona and North Carolina. Its principal operations are conducted near the Orlando, Florida, Phoenix, Arizona and Raleigh/Durham, North Carolina markets. The Company builds communities that serve active adults 55 years and older and people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI.

This news release, the conference call and the webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call and the webcast. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, the conference call and the webcast, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Such risks and uncertainties include, among others: the stability of certain financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increased level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the failure to successfully implement our business strategy; shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; our access to financing; construction defect and home warranty claims; changes in, or the failure or inability to comply with, government regulations; the failure to successfully integrate acquisitions into our business, including our acquisition of Royal Oak Homes, LLC and other factors as are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($000’s omitted)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents	$181,845	$144,727
Restricted cash	12,774	3,956
Land and other inventories	382,839	240,078
Receivables, net	4,093	3,893
Property and equipment, net	36,443	37,844
Investments in unconsolidated entities	16,308	1,230
Prepaid expenses and other assets	20,964	11,138
Assets held for sale	4,325	23,862
Goodwill	5,975	—

Total Assets	$665,566	$466,728

Liabilities and Equity
Liabilities
Accounts payable	$21,759	$9,757
Accrued and other liabilities	20,940	14,280
Customer deposits and deferred revenues	5,282	2,323
Estimated development liability for sold land	33,050	33,232
Notes payable	299,981	105,402

Total Liabilities	381,012	164,994

Equity
Common stock, par value $1 per share
Authorized: 50,000,000 shares
Issued: 22,198,951 shares outstanding at September 30, 2014
22,097,252 shares outstanding at December 31, 2013	22,199	22,097
Additional paid-in capital	396,392	394,504
Accumulated deficit	(131,018)	(127,481)

	287,573	289,120
Treasury stock: at cost, 110,874 shares at September 30, 2014 and December 31, 2013	(3,019)	(3,019)

Total AV Homes stockholders’ equity	284,554	286,101
Non-controlling interests	—	15,633

Total Equity	284,554	301,734

Total Liabilities and Equity	$665,566	$466,728

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

($000’s omitted, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Real estate revenues
Homebuilding and amenity	$73,611	$34,167	$152,612	$79,420
Land sales	12,942	674	29,168	9,556
Other real estate	88	57	173	496

Total real estate revenues	86,641	34,898	181,953	89,472
Expenses
Real estate expenses
Homebuilding and amenity	70,400	32,725	148,415	78,515
Land sales	8,672	95	20,910	5,352
Other real estate	114	1,255	868	2,654

Total real estate expenses	79,186	34,075	170,193	86,521
Reversal of impairment charges, net	—	(970)	—	(925)
General and administrative expenses	4,016	3,885	12,264	11,882
Interest income and other	(85)	(101)	(258)	(203)
Interest expense	2,841	(1,020)	2,952	2,515

Total expenses	85,958	35,869	185,151	99,790
Equity in earnings (loss) from unconsolidated entities	(5)	(7)	(10)	(84)

Income (loss) before income taxes	678	(978)	(3,208)	(10,402)
Income tax (expense) benefit	—	—	—	—

Net income (loss) and comprehensive income (loss)	678	(978)	(3,208)	(10,402)
Net income (loss) attributable to non-controlling interests in consolidated entities	—	899	329	899

Net income (loss) and comprehensive income (loss) attributable to AV Homes stockholders	$678	$(1,877)	$(3,537)	$(11,301)

Reconciliation of net income (loss) to loss attributable to common stockholders
Net income (loss)	$678	$(1,877)	$(3,537)	$(11,301)
Deemed dividend related to beneficial conversion feature of convertible preferred stock (Note 1)	—	(11,894)	—	(11,894)

Income (loss) attributable to AV Homes common stockholders	$678	$(13,771)	$(3,537)	$(23,195)

Basic and Diluted Income (Loss) Per Share	$0.03	$(0.86)	$(0.16)	$(1.67)

The following table provides a comparison of certain financial data related to our operations for the three and nine months ended September 30, 2014:

	Three Months		Nine Months
	2014	2013	2014	2013
Operating income (loss):
Active Adult Communities
Revenues
Homebuilding	$37,783	$17,304	$77,802	$35,910
Amenity	1,953	1,793	5,876	5,349
Expenses
Homebuilding	30,127	13,662	61,774	28,877
Homebuilding Selling, General and Administrative	4,191	2,390	11,664	7,663
Amenity	2,030	2,070	5,848	6,177

Segment operating income (loss)	3,388	975	4,392	(1,458)
Primary Residential Communities
Revenues
Homebuilding	33,345	14,658	67,353	36,330
Amenity	530	412	1,581	1,831
Expenses
Homebuilding	28,431	12,132	56,991	28,762
Homebuilding Selling, General and Administrative	5,169	1,960	10,637	5,183
Amenity	462	536	1,505	1,923

Segment operating income (loss)	(187)	442	(199)	2,293
Commercial and industrial and other land sales
Revenues	12,942	674	29,168	9,556
Expenses	8,672	95	20,910	5,352

Segment operating income	4,270	579	8,258	4,204
Other operations
Revenues	88	58	173	496
Expenses	3	119	48	303

Segment operating income (loss)	85	(61)	125	193
Operating income	7,556	1,935	12,576	5,232
Unallocated income (expenses):
Interest income and other	85	101	258	203
Equity loss from unconsolidated entities	(5)	(7)	(10)	(84)
Corporate general and administrative expenses	(4,016)	(3,885)	(12,264)	(11,882)
Interest expense	(2,841)	1,020	(2,952)	(2,515)
Other real estate expenses	(101)	(1,100)	(816)	(2,314)
Reversal of impairment charge	—	958	—	958

Income (loss) before income taxes	678	(978)	(3,208)	(10,402)
Income tax expense	—	—	—	—
Net income attributable to non-controlling interests	$—	$(899)	$(329)	$(899)

Net income (loss) attributable to AV Homes	$678	$(1,877)	$(3,537)	$(11,301)

Data from closings for the active adult and primary residential homebuilding segments for the three and nine months ended September 30, 2014 and 2013 is summarized as follows:

For the three months ended September 30,	Number of Units	Revenues	Average Price Per Unit
2014
Active adult communities	146	$37,783	$259
Primary residential	134	33,345	$249

Total	280	$71,128	$254

2013
Active adult communities	76	$17,304	$228
Primary residential	71	14,658	$206

Total	147	$31,962	$217

For the nine months ended September 30,	Number of Units	Revenues	Average Price Per Unit
2014
Active adult communities	303	$77,802	$257
Primary residential	268	67,353	$251

Total	571	$145,155	$254

2013
Active adult communities	149	$35,910	$241
Primary residential	161	36,330	$226

Total	310	$72,240	$233

Data from contracts signed for the active adult and primary residential homebuilding segments for the three and nine months ended September 30, 2014 and 2013 is summarized as follows:

For the three months ended September 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2014
Active adult communities	115	(17)	98	$25,118	$256
Primary residential	206	(34)	172	42,021	$244

Total	321	(51)	270	$67,139	$249

2013
Active adult communities	93	(14)	79	$19,670	$249
Primary residential	49	(24)	25	6,536	$261

Total	142	(38)	104	$26,206	$252

For the nine months ended September 30,
2014
Active adult communities	398	(43)	355	$93,469	$263
Primary residential	455	(59)	396	102,556	$259

Total	853	(102)	751	$196,025	$261

2013
Active adult communities	292	(39)	253	$60,353	$239
Primary residential	173	(68)	105	25,769	$245

Total	465	(107)	358	$86,122	$241

Backlog for the active adult and primary residential homebuilding segments as of September 30, 2014 and 2013 is summarized as follows:

As of September 30	Number of Backlog Units	Dollar Volume	Average Price Per Unit
2014
Active adult communities	179	$48,074	$269
Primary residential	291	72,862	$250

Total	470	$120,936	$257

2013
Active adult communities	167	$41,401	$248
Primary residential	66	16,837	$255

Total	233	$58,238	$250